Exhibit 99.1

Stitch Fix Announces Third Quarter Fiscal Year 2019 Financial Results

SAN FRANCISCO, June 5, 2019 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal styling service, has released its financial results for the third quarter of fiscal year 2019 ended April 27, 2019, and posted a letter to its shareholders on its investor relations website.

Third quarter highlights

•	Active clients of 3.1 million, an increase of 17% year over year

•	Net revenue of $408.9 million, an increase of 29% year over year

•	Net income of $7.0 million and adjusted EBITDA of $(0.3) million

•	Diluted earnings per share of $0.07

“Q3 was another strong quarter for us, delivering net revenue of $408.9 million, exceeding our guidance and representing 29% year-over-year growth,” said Stitch Fix founder and CEO Katrina Lake. “We grew our active clients to 3.1 million, an increase of 17% year over year. At the same time, we continue to drive engagement with our existing client base, growing revenue per active client 8% year over year. These results demonstrate our ability to attract new clients and to serve our existing clients well. The continued strength of our Women’s category and the growth of our Men’s category give us even more confidence in our ability to scale new categories and geographies. As I look forward, I’m excited about the opportunities ahead to delight even more clients around the world.”

Please visit the Stitch Fix investor relations website at https://investors.stitchfix.com to view the financial results included in the letter to shareholders. The Company intends to continue to make future announcements of material financial and other information through its investor relations website. The Company will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Conference Call and Webcast Information
Katrina Lake, Founder and Chief Executive Officer of Stitch Fix, Paul Yee, Chief Financial Officer of Stitch Fix, and Mike Smith, President and Chief Operating Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing (800) 458-4121 in the U.S. or (323) 794-2093 internationally, and entering conference code 3401344.

A telephonic replay will be available through Wednesday, June 12, 2019, at (888) 203-1112 or (719) 457-0820, passcode 3401344. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.

About Stitch Fix, Inc.
Stitch Fix is reinventing the shopping experience by delivering one-to-one personalization to our clients, through the combination of data science and human judgment. Stitch Fix was founded in 2011 by CEO Katrina Lake. Since our founding, we’ve helped millions of men, women, and kids discover and buy what they love through personalized shipments of apparel, shoes, and accessories, hand-selected by Stitch Fix stylists and delivered to our clients’ homes.

Forward-Looking Statements
This press release and related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our guidance on financial results for the fourth quarter and full year of fiscal 2019; market trends, growth, and opportunity; profitability; competition; the timing and success of expansions to our offering and penetration of our target markets, such as the launch of our offering in the United Kingdom; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize; our plans related to client acquisition, including any impact on our costs and margins and our ability to determine optimal marketing and advertising methods; and our ability to successfully acquire, engage, and retain clients. These statements involve substantial risks and uncertainties, including risks and uncertainties related to our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to international operations; and other risks described in the filings we make with the Securities and Exchange Commission (“SEC”). Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 26, 2019. These documents are available on the SEC Filings section of the Investor Relations section of our website at: http://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	April 27, 2019	July 28, 2018
Assets
Current assets:
Cash and cash equivalents	$143,829	$297,516
Restricted cash	250	250
Short-term investments	147,779	—
Inventory, net	110,100	85,092
Prepaid expenses and other current assets	40,639	34,148
Total current assets	442,597	417,006
Long-term investments	62,919	—
Property and equipment, net	52,715	34,169
Deferred tax assets	17,436	14,107
Restricted cash, net of current portion	12,600	12,600
Other long-term assets	3,215	3,703
Total assets	$591,482	$481,585
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$99,727	$79,782
Accrued liabilities	66,039	43,037
Gift card liability	7,660	6,814
Deferred revenue	12,962	8,870
Other current liabilities	2,664	3,729
Total current liabilities	189,052	142,232
Deferred rent, net of current portion	16,811	15,288
Other long-term liabilities	10,484	8,993
Total liabilities	216,347	166,513
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	265,547	235,312
Accumulated other comprehensive income	91	—
Retained earnings	109,495	79,758
Total stockholders’ equity	375,135	315,072
Total liabilities and stockholders’ equity	$591,482	$481,585

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
Revenue, net	$408,893	$316,741	$1,145,409	$908,210
Cost of goods sold	224,445	178,535	632,644	513,606
Gross profit	184,448	138,206	512,765	394,604
Selling, general, and administrative expenses	189,015	128,454	491,024	359,696
Operating income (loss)	(4,567)	9,752	21,741	34,908
Remeasurement of preferred stock warrant liability	—	—	—	(10,685)
Interest income	(1,463)	(111)	(4,032)	(147)
Other income, net	(391)	(98)	(964)	(97)
Income (loss) before income taxes	(2,713)	9,961	26,737	45,837
Provision (benefit) for income taxes	(9,761)	474	(2,965)	19,221
Net income	$7,048	$9,487	$29,702	$26,616
Other comprehensive income:
Change in unrealized gain on available-for-sale securities, net of tax	140	—	162	—
Foreign currency translation	(190)	—	(71)	—
Total other comprehensive income (loss), net of tax	(50)	—	91	—
Comprehensive income	$6,998	$9,487	$29,793	$26,616
Net income attributable to common stockholders:
Basic	$7,048	$9,458	$29,681	$19,065
Diluted	$7,048	$9,459	$29,682	$11,413
Earnings per share attributable to common stockholders:
Basic	$0.07	$0.10	$0.30	$0.28
Diluted	$0.07	$0.09	$0.29	$0.15
Weighted-average shares used to compute earnings per share attributable to common stockholders:
Basic	100,301,078	97,055,573	99,619,426	68,596,978
Diluted	103,615,159	101,847,521	103,575,702	74,281,211

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Nine Months Ended
	April 27, 2019	April 28, 2018
Cash Flows from Operating Activities
Net income	$29,702	$26,616
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(3,832)	5,775
Remeasurement of preferred stock warrant liability	—	(10,685)
Inventory reserves	2,805	3,928
Stock-based compensation expense	23,815	10,277
Depreciation and amortization	10,191	7,538
Loss on disposal of property and equipment	24	146
Change in operating assets and liabilities:
Inventory	(27,818)	(18,558)
Prepaid expenses and other assets	(5,969)	(407)
Accounts payable	20,083	29,594
Accrued liabilities	18,504	1,857
Deferred revenue	4,288	3,118
Gift card liability	1,251	1,495
Other liabilities	2,164	802
Net cash provided by operating activities	75,208	61,496
Cash Flows from Investing Activities
Purchases of property and equipment	(24,517)	(12,026)
Purchases of securities available-for-sale	(233,151)	—
Sales of securities available-for-sale	2,414	—
Maturities of securities available-for-sale	21,500	—
Net cash used in investing activities	(233,754)	(12,026)
Cash Flows from Financing Activities
Proceeds from initial public offering, net of underwriting discounts paid	—	129,046
Proceeds from the exercise of stock options, net	9,284	2,074
Payments for tax withholding related to vesting of restricted stock units	(4,350)	(402)
Repurchase of Class B common stock related to early exercised options	—	(39)
Net cash provided by financing activities	4,934	130,679
Net increase (decrease) in cash, cash equivalents, and restricted cash	(153,612)	180,149
Effect of exchange rate changes on cash	(75)	—
Cash, cash equivalents, and restricted cash at beginning of period	310,366	119,958
Cash, cash equivalents, and restricted cash at end of period	$156,679	$300,107
Components of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents	$143,829	$287,257
Restricted cash – current portion	250	—
Restricted cash – long-term portion	12,600	12,850
Total cash, cash equivalents, and restricted cash	$156,679	$300,107
Supplemental Disclosure
Cash paid for income taxes	$191	$9,583
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$4,166	$891
Capitalized stock-based compensation	$1,277	$520
Vesting of early exercised options	$209	$546
Conversion of preferred stock upon initial public offering	$—	$42,222
Reclassification of preferred stock warrant liability upon initial public offering	$—	$15,994
Deferred offering costs paid in prior year	$—	$1,879

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. Management believes that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income and earnings per share (“EPS”) provides useful supplemental measures that assist in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. Management also believes that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies. For instance, we do not exclude stock-based compensation expense from adjusted EBITDA or non-GAAP net income. Stock-based compensation is an important part of how we attract and retain our employees, and we consider it to be a real cost of running the business.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:

•
our non-GAAP net income and non-GAAP EPS attributable to common stockholders – diluted measures exclude the impact of the remeasurement of our net deferred tax assets following the adoption of the Tax Cuts and Jobs Act (“Tax Act”);

•
our non-GAAP net income, adjusted EBITDA and non-GAAP EPS attributable to common stockholders – diluted measures exclude the remeasurement of the preferred stock warrant liability, which is a non-cash expense incurred in the periods prior to the completion of our initial public offering;

•
adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;

•	adjusted EBITDA does not reflect our tax provision, which reduces cash available to us;

•	adjusted EBITDA excludes interest income and other income, net, as these items are not components of our core business; and

•	free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net income excluding interest income, other income, net, provision for income taxes, depreciation and amortization, and, when present, the remeasurement of preferred stock warrant liability. The following table presents a reconciliation of net income, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Nine Months Ended
(in thousands)	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
Adjusted EBITDA reconciliation:
Net income	$7,048	$9,487	$29,702	$26,616
Add (deduct):
Interest income	(1,463)	(111)	(4,032)	(147)
Other income, net	(391)	(98)	(964)	(97)
Provision (benefit) for income taxes	(9,761)	474	(2,965)	19,221
Depreciation and amortization	4,257	2,650	11,441	7,538
Remeasurement of preferred stock warrant liability	—	—	—	(10,685)
Adjusted EBITDA	$(310)	$12,402	$33,182	$42,446

Non-GAAP Net Income
We define non-GAAP net income as net income excluding, when present, the remeasurement of preferred stock warrant liability and the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Act. The following table presents a reconciliation of net income, the most comparable GAAP financial measure, to non-GAAP net income for each of the periods presented:

	For the Three Months Ended		For the Nine Months Ended
(in thousands)	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
Non-GAAP net income reconciliation:
Net income	$7,048	$9,487	$29,702	$26,616
Add (deduct):
Remeasurement of preferred stock warrant liability	—	—	—	(10,685)
Impact of Tax Act (1)	—	—	—	4,730
Non-GAAP net income	$7,048	$9,487	$29,702	$20,661

(1) The U.S. government enacted comprehensive tax legislation in December 2017.  This resulted in a net charge of $4.7 million for the nine months ended April 28, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%. The adjustment to non-GAAP net income only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.
Non-GAAP Earnings Per Share Attributable to Common Stockholders – Diluted
We define non-GAAP EPS attributable to common stockholders - diluted as EPS attributable to common stockholders - diluted excluding, when present, the per share impact of the remeasurement of preferred stock warrant liability and the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Act. The following table presents a reconciliation of EPS attributable to common stockholders – diluted, the most comparable GAAP financial measure, to non-GAAP EPS attributable to common stockholders – diluted for each of the periods presented:

	For the Three Months Ended		For the Nine Months Ended
(in dollars)	April 27, 2019	April 28, 2018	April 27, 2019	April 28, 2018
Non-GAAP earnings per share attributable to common stockholders – diluted reconciliation:
Earnings per share attributable to common stockholders – diluted	$0.07	$0.09	$0.29	$0.15
Per share impact of the remeasurement of preferred stock warrant liability(1)	—	—	—	—
Per share impact of Tax Act(2)	—	—	—	0.07
Non-GAAP earnings per share attributable to common stockholders – diluted	$0.07	$0.09	$0.29	$0.22

(1) For the three and nine months ended April 28, 2018, the preferred stock warrant liability was dilutive and included in EPS attributable to common stockholders – diluted. Therefore, it is not an adjustment to arrive at non-GAAP EPS attributable to common stockholders – diluted.
(2) The U.S. government enacted comprehensive tax legislation in December 2017.  This resulted in a net charge of $4.7 million for the nine months ended April 28, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%. The adjustment to non-GAAP EPS attributable to common stockholders – diluted only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.

Free Cash Flow
We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities. The following table presents a reconciliation of cash flows provided by operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Nine Months Ended
(in thousands)	April 27, 2019	April 28, 2018
Free cash flow reconciliation:
Cash flows provided by operating activities	$75,208	$61,496
Deduct:
Purchases of property and equipment	(24,517)	(12,026)
Free cash flow	$50,691	$49,470
Cash flows used in investing activities	$(233,754)	$(12,026)
Cash flows provided by financing activities	$4,934	$130,679

IR Contact: David Pearce ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com